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                                                                    EXHIBIT 7(i)

                                                                 October 3, 1999

Gemstar International Group Limited
135 North Los Robles Avenue, Suite 800
Pasadena, California 91101

         Re Agreement of Principal Stockholder Concerning Transfer and Voting of Shares of TV Guide, Inc.

         The undersigned understands that Gemstar International Group Limited, a British Virgin Islands corporation ("GEMSTAR"), and TV Guide, Inc., a Delaware corporation (the "COMPANY"), of which the undersigned is a stockholder, are prepared to enter into an agreement for the merger (the "MERGER") of G Acquisition Subsidiary Corp., a Delaware corporation, into the Company, but that Gemstar has conditioned its willingness to proceed with such agreement (the "MERGER AGREEMENT") upon Gemstar's receipt from the undersigned of assurances satisfactory to Gemstar of the undersigned's support of and commitment to the Merger. The undersigned is familiar with the Merger Agreement and the terms and conditions of the Merger. In order to evidence such commitment and to induce Gemstar to enter into the Merger Agreement, the undersigned hereby represents and warrants to Gemstar and agrees with Gemstar as follows:

         1. Voting. The undersigned will vote or cause to be voted all shares of capital stock of the Company owned of record or beneficially owned or held in any capacity by the undersigned or under the control of the undersigned in favor of the Merger and other transactions provided for in or contemplated by the Merger Agreement and against any inconsistent proposals or transactions.

         2. Ownership.

            (a) As of the date hereof, Schedule 1 hereto sets forth the equity shares of the Company owned by the undersigned of record or beneficially, including shares issuable upon the exercise or conversion of options or convertible securities of the Company (collectively, the "SHARES").

            (b) The undersigned hereby represents and warrants that, as of the date hereof, the undersigned does not own a significant number of ordinary shares of Gemstar, and the undersigned shall, within five business days hereof, complete and deliver to Gemstar, Schedule 2 hereto setting forth the number of ordinary shares of Gemstar owned by the undersigned or any subsidiary of the undersigned as of the date hereof. The undersigned covenants that during the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement pursuant to its terms or the Effective Time (the "RESTRICTED PERIOD")



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the undersigned will not, and will cause each of its subsidiaries and Controlled
Related Parties (as defined in the Stockholders Agreement) not to, purchase of record or beneficially any securities of Gemstar.

         3. Restriction on Transfer. During the Restricted Period, except for transfers to The News Corporation Limited or a controlled affiliate thereof, the undersigned will not sell, transfer, pledge or otherwise dispose of any of the Shares or any interest therein or agree to sell, transfer, pledge or otherwise dispose of any of the Shares or any interest therein, without your express written consent; provided that the undersigned may pledge the Shares to secure bona fide indebtedness or bona fide monetization transactions or to secure the obligations of a person in connection with derivative transactions and settlement obligations thereunder (including, without limitation, puts, calls, collars, swaps, etc.) with respect to the Shares, provided that the terms of such derivative transaction permit cash settlement of a party's obligations thereunder and do not restrict the undersigned's obligation to vote the pledged Shares in accordance with Section 1 hereof.

         4. Grant of Irrevocable Proxy; Appointment of Proxy.

            (a) The undersigned irrevocably grants to, and appoints, Henry C. Yuen and Elsie Ma Leung, in their respective capacities as officers of Gemstar, any individual who hereafter shall succeed to any such office of Gemstar, and each of them individually, the undersigned's proxy and attorney-in-fact (with full power of substitution), for and in the undersigned's name, place and stead, to vote the Shares, or grant a consent or approval in respect of such Shares, in accordance with the undersigned's covenants in Section 1 hereof.

            (b) The undersigned represents that any proxies heretofore given in respect of the Shares are not irrevocable, and that all such proxies are hereby revoked.

            (c) The undersigned hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the undersigned's performance under this letter agreement. The undersigned hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The undersigned hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

         5. Termination. This letter agreement and the undersigned's obligations hereunder will terminate concurrently with any termination of the Merger Agreement.

         6. Effective Date; Succession. Upon your acceptance and execution of this letter agreement, this letter agreement shall mutually bind and benefit you and the undersigned, any of the undersigned's heirs, successors and assigns and any of your successors. You will not assign the benefit of this letter agreement other than to a wholly owned subsidiary.

         7. Nature of Holdings; Shares. All references herein to the undersigned's holdings of the Shares shall be deemed to include Shares held or controlled by the undersigned, individually, jointly (as community property or otherwise), or in any other capacity, and shall extend to any securities issued to the undersigned in respect of the Shares.

         8. Defined Terms. All capitalized terms used herein shall have the meaning ascribed to such terms in the Merger Agreement, unless otherwise defined herein. The term "undersigned" shall mean each of Liberty Media Corporation, Liberty TVGIA, Inc.(with respect



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to 12,750,000 shares of TV Guide, Inc. Class B common stock) and Liberty UVSG,
Inc. (with respect to 24,746,588 shares of TV Guide, Inc. Class B common stock and 29,037,520 shares of Class A common stock); except that with respect to
Section 4, "undersigned" shall mean only Liberty TVGIA, Inc. and Liberty UVSG, Inc.

         9. Specific Performance. The parties hereto agree that, in light of the irreparable damage that would occur in the event any provision of this letter agreement were not performed in accordance with the terms hereof and the inadequacy of damages as a remedy, the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.


                                             Very truly yours,

                                             Liberty Media Corporation

                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------


                                             LIBERTY TVGIA, INC.

                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------


                                             LIBERTY UVSG, INC.

                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------


ACCEPTED:

GEMSTAR INTERNATIONAL GROUP LIMITED

By:
   --------------------------------
   Name:
        ---------------------------
   Title:
         --------------------------


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                                   Schedule 1


                                                                                                  Shares of Company
Owner                                                                                  Common Stock Owned of Record
-----                                                                                  ----------------------------
Liberty TVGIA, Inc. .....................................................12,750,000 shares of Class B Common Stock*

Liberty UVSG, Inc. ......................................................29,037,520 shares of Class A Common Stock/
                                                                         24,746,588 shares of Class B Common Stock*


------------------
* Liberty Media Corporation is the beneficial owner of the shares of Company Common Stock owned of record by Liberty TVGIA, Inc. and Liberty UVSG, Inc.
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                                   Schedule 2

                                                                                                 Ordinary Shares of
Owner                                                                 Gemstar Stock Owned Beneficially or of Record
-----                                                                 ---------------------------------------------
Liberty Media Corporation...................................................................................... -0-

Liberty TVGIA, Inc. ........................................................................................... -0-

Liberty UVSG, Inc. ............................................................................................ -0-